UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)             May 22, 2013

AFC Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-32369	58-2016606

(Commission File Number)	(IRS Employer Identification No.)

400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia	30346

(Address of Principal Executive Offices)	(Zip Code)

(404) 459-4450

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 22, 2013, AFC Enterprises, Inc. (the “Company”) held its 2013 Annual Shareholders Meeting. The shareholders elected the following nominees to the board of directors to serve a one-year term with votes cast as follows:

John M. Cranor, III For: 20,205,384 Withheld: 6,582 Non-votes: 2,241,349	Carolyn Hogan Byrd For: 20,188,566 Withheld: 23,400 Non-votes: 2,241,349

Krishnan Anand For: 7,590,447 Withheld: 12,621,519 Non-votes: 2,241,349	R. William Ide, III For: 20,187,837 Withheld: 24,129 Non-votes: 2,241,349

Victor Arias, Jr. For: 20,053,654 Withheld: 158,312 Non-votes: 2,241,349	Kelvin J. Pennington For: 20,053,546 Withheld: 158,420 Non-votes: 2,241,349

Cheryl A. Bachelder For: 20,191,213 Withheld: 20,753 Non-votes: 2,241,349

The shareholders also voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2013 with votes cast as follows:

For: 22,410,319

Against: 42,120

Abstain: 876

The shareholders also voted to approve, on an advisory basis, the compensation of the named executive officers with votes cast as follows:

For: 19,236,806

Against: 337,330

Abstain: 637,830

Non-votes: 2,241,349

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC Enterprises, Inc.

Date: May 24, 2013	By:	/s/ Harold M. Cohen

Harold M. Cohen
Senior Vice President, General Counsel,
Chief Administrative Officer and
Corporate Secretary